Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-196684) pertaining to the 2014 Omnibus Incentive Compensation Plan of Time Inc. of our report dated February 26, 2015, with respect to the consolidated and combined financial statements and schedule of Time Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
February 26, 2015